Exhibit 99.1

INVESTOR CONTACT:	MEDIA CONTACT:
Kate Patterson	Sarah Needham
Websense, Inc.	Websense, Inc.
(858) 320-8072	(858) 320-9340
kpatterson@websense.com	sneedham@websense.com

NEWS RELEASE

Websense Reports Growth in Billings and Cash Flow from Operations for Third Quarter 2009

Billings of $84.5 million reflect strong sales of strategic product offerings, including the V10000 Web

Security Gateway appliance, data loss prevention and SaaS Web security solutions

SAN DIEGO, October 29, 2009 — Websense, Inc. (NASDAQ: WBSN) today announced financial results for the third quarter of 2009.

Third Quarter 2009 GAAP Financial Highlights

•	Revenue, calculated in accordance with generally accepted accounting principles (GAAP), increased 5 percent from the third quarter of 2008 to $78.6 million.

•

Operating expenses of $64.2 million decreased 4 percent from the third quarter of 2008 and included approximately $1.2 million in severance expenses associated with third quarter cost reduction actions, approximately $6.2 million in acquisition related amortization and restructuring and integration expenses and approximately $5.8 million in stock based compensation.

•	Operating income was $1.3 million, compared to an operating loss of $4.3 million in the third quarter of 2008.

•	Net loss was $1.9 million, or 4 cents per share, compared to a net loss of $4.8 million, or 11 cents per share, in the third quarter of 2008.

•	Cash flow from operations was $22.5 million, compared to $17.8 million in the third quarter of 2008. Year to date, the company has generated approximately $65.4 million in cash flow from operations.

Third Quarter 2009 Non-GAAP Financial Highlights

•

Billings, which represent the full amount of subscription contracts billed to customers during the period, totaled $84.5 million, an increase of 2 percent compared to $82.7 million in the third quarter of 2008. Using the same currency exchange rates that prevailed in the third quarter of 2008, billings in the third quarter of 2009 would have been approximately $87.4 million, an increase of 6 percent from the third quarter of 2008.

•	International billings were approximately $41.7 million, compared to $39.1 million in the third quarter of 2008.

•

Non-GAAP revenue of $82.2 million included approximately $3.6 million of revenue from SurfControl that would have been recognized during this period had SurfControl remained an independent operating company reporting under GAAP. This subscription revenue was included in SurfControl’s deferred revenue as of the date of the acquisition, but was not recognized as revenue on a post-acquisition basis under GAAP due to a required write-down of SurfControl’s deferred revenue to fair value as of the acquisition date. Non-GAAP revenue in the third quarter of 2008 was $85.5 million, and included approximately $10.6 million of revenue from SurfControl that would have been recognized during this period had SurfControl remained an independent company.

•	Non-GAAP operating expenses were $51 million, a decrease of approximately $636,000 from the second quarter of 2009 and a decrease of approximately $653,000 from the third quarter of 2008.

•	Non-GAAP operating income was $21.6 million, representing 26.2 percent of non-GAAP revenue. This compares to $25.0 million in the third quarter of 2008, representing 29.2 percent of non-GAAP revenue.

•	Non-GAAP net income was $13.6 million, or 31 cents per diluted share, compared to $14.7 million, or 32 cents per diluted share, in the third quarter of 2008.

“Our Q3 performance confirms our belief that our new products can drive incremental growth in the coming quarters given continued improvement in the economic climate. The incremental business we received from selling our market leading Web security gateway, SaaS security and data loss prevention products continued to grow, with incremental Web security gateway sales up 37 percent sequentially. Recessionary impact from distressed customers on Websense business decreased during Q3, but still remained significant,” said Websense Chief Executive Officer Gene Hodges. “This performance validates our strategy and demonstrates the resiliency of a subscription based business model in a tough economic climate.”

“The strength of our cash flow performance and profitability outlook for the remainder of the year has prompted us to increase the amount allocated for share repurchases in the fourth quarter to up to $12 million, compared to $7.5 million per quarter in the first three quarters of the year,” added Hodges. “We have generated more than $65 million in cash flow from operations so far this year, and we are confident we will exceed our expectation of operating cash flow of approximately $80 million for the year.”

Quarterly Business Metrics Summary:

Dollars in thousands, except earnings per diluted share, product seats under subscription, average contract value, average contract duration and all percentage metrics.

	Q3’09	Q3’08

Billings	$84,454	$82,683
		(as restated)**
GAAP revenue	78,601	74,884	**
GAAP operating income (loss)	1,263	(4,325	)**
GAAP net loss	(1,925)	(4,813	)**
GAAP net loss per share	$(0.04)	$(0.11	)**

Non-GAAP* revenue	82,193	85,475
Non-GAAP* operating income	21,567	24,967
Non-GAAP* net income	13,604	14,695
Non-GAAP* earnings per diluted share	$0.31	$0.32

Product seats under subscription (millions)	42.9	43.3
International billings (% of total)	49%	47%
Average contract value	$8,100	$7,900
Billings from renewals (% of total)	75-80%	75-80%
Average contract duration (months)	23.9	22.1

*	A detailed description of the company’s non-GAAP financial data appears under “Non-GAAP Financial Measures” and a full reconciliation of GAAP to non-GAAP results is included at the end of this news release in the table “Reconciliation of GAAP to Non-GAAP Financial Measures.”
**	The Company restated its results for the third quarter of 2008 to correct for errors in the method of recognizing royalty revenue related to contracts with original equipment manufacturer (OEM) customers and to correct a miscalculation of the 2008 tax provision, as described below.

Balance Sheet and Operating Cash Flow Metrics

Highlights of the balance sheet and cash flow performance compared to the third quarter of 2008 included:

•	Cash and cash equivalents worldwide of $76.3 million, compared with $60.4 million at the end of the third quarter of 2008.

•	Total GAAP deferred revenue of $341.5 million, an increase of 8 percent compared to $315.0 million at the end of the third quarter of 2008.

•

Non-GAAP deferred revenue of $349.4 million, an increase of 1 percent compared to non-GAAP deferred revenue of $344.9 million at the end of the third quarter of 2008. Non-GAAP deferred revenue at the end of the third quarter of 2009 included approximately $7.9 million of deferred revenue from SurfControl that was included in SurfControl’s deferred revenue as of the date of the acquisition, but is not included in the company’s GAAP deferred revenue on a post-acquisition basis due to a required write-down of SurfControl’s deferred revenue to fair value as of the acquisition date. Non-GAAP deferred revenue at the end of the third quarter of 2008 included $29.4 million of deferred revenue from SurfControl that was included in SurfControl’s deferred revenue as of the date of acquisition, but was written down as of the acquisition date.

•

Accounts receivable of $56.8 million, representing 63 days of sales outstanding. This compares to 66 days outstanding at the end of the second quarter of 2009 and 67 days outstanding at the end of the third quarter of 2008.

•	Cash flow from operations during the third quarter of 2009 of $22.5 million, compared to $17.8 million in the third quarter of 2008.

•	Capital expenditures of $2.9 million in the quarter, compared to $2.7 million in the second quarter of 2009 and $2.2 million in the third quarter of 2008.

During the quarter, the company repurchased a total of approximately 473,000 shares for approximately $7.5 million under a 10b5-1 stock repurchase plan.

Restatement of Historical Results Completed

On October 29, 2009, Websense completed the restatement of its historical financial results and filed an amendment number one to Annual Report on Form 10-K/A to restate consolidated financial statements for the years ended December 31, 2007 and 2008 and amendment number one to Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2009 and June 30, 2009. The restatements relate to an error in the method of recognizing royalty revenue related to contracts with original equipment manufacturer (OEM) customers and an error in the income tax provision computation that overstated the company’s estimate of taxable income for the purposes of the income tax provision. Additionally, the restated consolidated financial statements also include other adjustments that were identified but not previously recorded as they were determined not to be material, either individually or in the aggregate.

Outlook for Fiscal Year 2009

Websense updates its annual guidance on its anticipated financial performance for the fiscal year each quarter based on its assessment of the current business environment and historical seasonal trends in its business and prevailing exchange rates between the US dollar and other major currencies. In providing guidance, the company emphasizes that its forward-looking statements are based on current expectations and prevailing currency exchange rates on the date the guidance is provided and disclaims any obligation to update the statements as circumstances change.

	2009 Outlook (as of 7/28/09)	Adjustment for Restated Financials and Revised OEM Revenue Recognition Policy	Revised 2009 Outlook (as of 10/29/09)
Billings	$340 – 350 million	—	$340 – 350 million
GAAP revenue	$318 – 322 million	approximately $6 million	$312 – 314 million
Non-GAAP revenue	$334 – 338 million	approximately $6 million	$329 – 331 million
Stock-based compensation expense	$26 – 28 million	—	$26 – 28 million
Amortization of intangible assets (non-cash)	approximately $39 million	—	approximately $39 million
Net cash interest expense	$5 – 6 million	—	$5 – 6 million
Non-GAAP earnings per diluted share	$1.23 – 1.27	approximately $0.08	$1.15 – 1.18
Estimated Non-GAAP tax rate	33 – 34%	—	33 – 34%
Average diluted shares outstanding	44 – 46 million	—	44 – 46 million

Billings guidance for 2009 assumes an average contract duration in the range of 22 to 24 months. GAAP cash flow from operations for the year is expected to exceed $80 million, compared to $65.8 million in GAAP cash flow from operations in 2008.

Non-GAAP guidance for 2009 revenue and diluted earnings per share includes approximately $17.2 million in subscription revenue of SurfControl that would have been recognized under subscriptions that were included in deferred revenue as of the date of the acquisition that will not be recognized as revenue during the applicable period as revenue on a post acquisition basis under GAAP due to the impact of the write-down of the majority of SurfControl’s deferred revenue to fair value as of the acquisition date.

Conference Call

Management will host a conference call and simultaneous webcast to discuss the final results today, October 29, at 6:00 a.m. Pacific time. To participate in the conference call, investors should dial 888-503-8171 (domestic) or 719-457-2626 (international) ten minutes prior to the scheduled start of the call. A simultaneous audio-only webcast of the call may be accessed on the Internet at www.websense.com/investors.

An archive of the webcast will be available on the company’s Web site through December 31, 2009, and a taped replay of the call will be available for one week at 719-457-0820 or 888-203-1112, passcode 8405935.

Non-GAAP Financial Measures

This news release provides financial measures, including measures for revenue, operating expenses, income from operations, net income and earnings per diluted share, that include revenue from SurfControl that would have been recognized during the applicable periods under subscriptions that were included in deferred revenue as of the date of the acquisition but will not be recognized as revenue on a post-acquisition basis under GAAP due to the impact of the write-down of a majority of SurfControl’s deferred revenue to fair value as of the acquisition date. In addition, non-GAAP operating results exclude certain cash and non-cash expenses relating to the company’s acquisitions, including amortization of intangible assets and deferred financing fees, restructuring and integration related costs, as well as severance related costs for our reduction in force in the third quarter of 2009, stock based compensation expense and related tax effects. Based on the foregoing, the company’s presentation of non-GAAP revenue, operating expenses, income from operations, net income and earnings per diluted share are not calculated in accordance with GAAP. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate the company’s operating results, trends and prospects and to compare current operating results with historic operating results. A reconciliation of the GAAP and non-GAAP financial measures and a more detailed explanation of each non-GAAP financial measure and its uses are provided at the end of this news release.

This news release also provides guidance for the fiscal year 2009, including guidance for revenue and earnings per diluted share, that include revenue from SurfControl that would have been recognized during the full year 2009 under subscriptions that were included in deferred revenue as of the date of the acquisition but will not be recognized as revenue on a post-acquisition basis under GAAP due to the impact of the write-down of a majority of SurfControl’s deferred revenue to fair value as of the acquisition date.

This news release also includes financial measures and guidance for billings that are not numerical measures that can be calculated in accordance with GAAP. Websense provides this measurement in news releases reporting financial performance because this measurement provides a consistent basis for understanding the company’s sales activities in the current period. The company believes the billings measurement is useful to investors because the GAAP measurements of revenue and deferred revenue in the current period include subscription contracts commenced in prior periods. The roll-forwards of deferred revenue for the third quarter of 2009 are set forth at the end of this news release.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN), a global leader in integrated Web, data and email security solutions, provides Essential Information Protection™ for more than 40,000 customers worldwide. Distributed through its global network of channel partners, Websense software and hosted security solutions help organizations block malicious code, prevent the loss of confidential information and enforce Internet use and security policies. For more information, visit www.websense.com.

Websense is a registered trademark of Websense, Inc. in the United States and certain international markets. Websense has numerous other registered and unregistered trademarks in the United States and internationally. All other trademarks are the property of their respective owners.

# # #

This news release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including, our guidance and financial outlook for the company’s 2009 fiscal year, and statements about our technology and product leadership, growth trends and expense management, and statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with launching new product offerings, customer acceptance of the company’s services, products and fee structures in a changing market; the success of Websense’s brand development efforts; the volatile and competitive nature of the Internet and security industries; changes in domestic and international market conditions, risks relating to currency exchange rates and impacts of macro-economic conditions on our customers, risks relating to the required use of cash for debt servicing, the risks of ongoing compliance with the covenants in the senior secured credit facility, risks related to changes in accounting interpretations and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at www.websense.com/investors. Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

Websense, Inc.

Consolidated Statements of Operations

(Unaudited and in thousands, except per share amounts)

	Three Months Ended
	September 30, 2009	September 30, 2008
		Previously Reported	Adjustments	As Restated
Revenue	$78,601	$76,663	$(1,779)	$74,884
Cost of revenues:
Cost of revenues	9,946	9,181	6	9,187
Amortization of acquired technology	3,223	3,108	—	3,108

Total cost of revenues	13,169	12,289	6	12,295

Gross margin	65,432	64,374	(1,785)	62,589
Operating expenses:
Selling and marketing	40,739	42,952	41	42,993
Research and development	13,696	13,139	19	13,158
General and administrative	9,734	10,753	10	10,763

Total operating expenses	64,169	66,844	70	66,914

Income (loss) from operations	1,263	(2,470)	(1,855)	(4,325)
Interest expense	(1,700)	(2,985)	—	(2,985)
Other income (expense), net	184	(94)	(34)	(128)

Loss before income taxes	(253)	(5,549)	(1,889)	(7,438)
Provision (benefit) for income taxes	1,672	(2,052)	(573)	(2,625)

Net loss	$(1,925)	$(3,497)	$(1,316)	$(4,813)

Basic net loss per share	$(0.04)	$(0.08)		$(0.11)

Diluted net loss per share	$(0.04)	$(0.08)		$(0.11)

Basic common shares	44,131	45,097		45,097

Diluted common shares	44,131	45,097		45,097

Financial Data:
Total deferred revenue	$341,476	$307,339	$7,697	$315,036

Websense, Inc.

Consolidated Statements of Operations

(Unaudited and in thousands, except per share amounts)

	Nine Months Ended
	September 30, 2009	September 30, 2008
		Previously Reported	Adjustments	As Restated
Revenue	$234,004	$216,605	$(6,339)	$210,266
Cost of revenues:
Cost of revenues	27,663	26,635	(38)	26,597
Amortization of acquired technology	9,737	9,261	—	9,261

Total cost of revenues	37,400	35,896	(38)	35,858

Gross margin	196,604	180,709	(6,301)	174,408
Operating expenses:
Selling and marketing	122,073	130,109	243	130,352
Research and development	39,147	39,798	110	39,908
General and administrative	30,894	35,441	47	35,488

Total operating expenses	192,114	205,348	400	205,748

Income (loss) from operations	4,490	(24,639)	(6,701)	(31,340)
Interest expense	(5,659)	(10,357)	—	(10,357)
Other income (expense), net	612	908	(135)	773

Loss before income taxes	(557)	(34,088)	(6,836)	(40,924)
Benefit for income taxes	(880)	(16,161)	(3,638)	(19,799)

Net income (loss)	$323	$(17,927)	$(3,198)	$(21,125)

Basic net income (loss) per share	$0.01	$(0.40)		$(0.47)

Diluted net income (loss) per share	$0.01	$(0.40)		$(0.47)

Basic common shares	44,444	45,233		45,233

Diluted common shares	44,812	45,233		45,233

Financial Data:
Total deferred revenue	$341,476	$307,339	$7,697	$315,036

Websense, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

	September 30, 2009	December 31, 2008
		Previously Reported	Adjustments	As Restated
Assets
Current assets:
Cash and cash equivalents	$76,256	$64,310	$(214)	$64,096
Cash and cash equivalents - restricted	1,863	2,673	(173)	2,500
Accounts receivable, net	56,804	82,032	67	82,099
Income tax receivable	11,276	3,723	7,204	10,927
Current portion of deferred income taxes	33,571	33,125	1,073	34,198
Other current assets	11,037	9,029	—	9,029

Total current assets	190,807	194,892	7,957	202,849
Cash and cash equivalents - restricted, less current portion	168	—	215	215
Property and equipment, net	15,631	14,312	—	14,312
Intangible assets, net	76,996	106,493	—	106,493
Goodwill	372,445	374,410	(1,786)	372,624
Deferred income taxes, less current portion	29,211	21,092	3,145	24,237
Deposits and other assets	2,946	3,933	—	3,933

Total assets	$688,204	$715,132	$9,531	$724,663

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,666	$2,719	$—	$2,719
Accrued compensation and related benefits	19,175	19,087	42	19,129
Other accrued expenses	25,359	28,440	(494)	27,946
Current portion of income taxes payable	3,606	8,010	(875)	7,135
Current portion of senior secured term loan	13,063	4,112	—	4,112
Current portion of deferred tax liability	119	1,053	—	1,053
Current portion of deferred revenue	218,566	220,607	3,337	223,944

Total current liabilities	282,554	284,028	2,010	286,038
Other long term liabilities	10	2,617	(1)	2,616
Income taxes payable, less current portion	12,920	10,098	—	10,098
Senior secured term loan, less current portion	85,938	120,888	—	120,888
Deferred tax liability, less current portion	7,083	10,523	—	10,523
Deferred revenue, less current portion	122,910	112,157	5,683	117,840

Total liabilities	511,415	540,311	7,692	548,003
Stockholders’ equity:
Common stock	527	522	—	522
Additional paid-in capital	321,672	299,657	393	300,050
Treasury stock, at cost	(182,667)	(159,842)	—	(159,842)
Retained earnings	39,435	37,937	1,176	39,113
Accumulated other comprehensive loss	(2,178)	(3,453)	270	(3,183)

Total stockholders’ equity	176,789	174,821	1,839	176,660

Total liabilities and stockholders’ equity	$688,204	$715,132	$9,531	$724,663

Websense, Inc.

Consolidated Statements of Cash Flows

(Unaudited and in thousands)

	Nine Months Ended
	September 30, 2009	September 30, 2008
		Previously Reported	Adjustments	As Restated
Operating activities:
Net income (loss)	$323	$(17,927)	$(3,198)	$(21,125)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	38,457	47,156	—	47,156
Share-based compensation	18,412	18,009	346	18,355
Deferred income taxes	(9,378)	(34,108)	(2,295)	(36,403)
Unrealized loss (gain) on foreign exchange	141	(211)	135	(76)
Tax shortfall from stock option exercises	1,810	569	40	609
Changes in operating assets and liabilities:
Accounts receivable	23,388	11,784	—	11,784
Other assets	(2,654)	2,907	(1,600)	1,307
Accounts payable	139	(1,874)	—	(1,874)
Accrued compensation and related benefits	(256)	(8,450)	—	(8,450)
Other liabilities	(2,236)	(3,283)	15	(3,268)
Deferred revenue	(307)	21,380	6,339	27,719
Income taxes payable	(2,465)	7,337	(1,342)	5,995

Net cash provided by operating activities	65,374	43,289	(1,560)	41,729

Investing activities:
Change in restricted cash and cash equivalents	747	—	(1,240)	(1,240)
Purchase of property and equipment	(9,013)	(6,289)	—	(6,289)
Purchase of intangible assets	—	(1,815)	—	(1,815)
Cash refunded from PortAuthority acquisition	—	147	—	147
Cash received from sale of CyberPatrol assets	—	1,400	—	1,400
Purchases of marketable securities	—	(20,160)	—	(20,160)
Maturities of marketable securities	—	39,963	—	39,963

Net cash (used in) provided by investing activities	(8,266)	13,246	(1,240)	12,006

Financing activities:
Principal payments on senior secured term loan	(26,000)	(50,000)	—	(50,000)
Proceeds from exercise of stock options	2,237	3,790	—	3,790
Proceeds from issuance of common stock for stock purchase plan	2,787	2,903	—	2,903
Tax shortfall from stock option exercises	(1,810)	(569)	(40)	(609)
Purchase of treasury stock	(22,454)	(14,998)	—	(14,998)

Net cash used in financing activities	(45,240)	(58,874)	(40)	(58,914)

Effect of exchange rate changes on cash and cash equivalents	292	(680)	155	(525)
Increase (decrease) in cash and cash equivalents	12,160	(3,019)	(2,685)	(5,704)
Cash and cash equivalents at beginning of period	64,096	66,383	(293)	66,090

Cash and cash equivalents at end of period	$76,256	$63,364	$(2,978)	$60,386

Websense, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

	Three Months Ended
	September 30, 2009	September 30, 2008
		Previously Reported	Adjustments	As Restated
GAAP Revenue	$78,601	$76,663	$(1,779)	$74,884
Deferred revenue related to SurfControl acquisition (1)	3,592	10,158	433	10,591

Non-GAAP Revenue	$82,193	$86,821	$(1,346)	$85,475

GAAP Gross margin	$65,432	$64,374	$(1,785)	$62,589
Deferred revenue related to SurfControl acquisition (1)	3,592	10,158	433	10,591
Amortization of acquired technology (3)	3,036	2,943	—	2,943
Restructuring and integration related items (4)	—	130	—	130
Severance charges from Q3 2009 reduction in force	115	—	—	—
Stock-based compensation (2)	345	314	6	320

Gross margin adjustment	7,088	13,545	439	13,984

Non-GAAP Gross margin	$72,520	$77,919	$(1,346)	$76,573

GAAP Operating expenses	$64,169	$66,844	$70	$66,914
Severance charges from Q3 2009 reduction in force	(1,202)	—	—	—
Amortization of other intangible assets (3)	(6,591)	(9,364)	—	(9,364)
Restructuring and integration related items (4)	387	(358)	—	(358)
Stock-based compensation (2)	(5,810)	(5,516)	(70)	(5,586)

Operating expense adjustment	(13,216)	(15,238)	(70)	(15,308)

Non-GAAP Operating expenses	$50,953	$51,606	$—	$51,606

GAAP Income (loss) from operations	$1,263	$(2,470)	$(1,855)	$(4,325)
Gross margin adjustment	7,088	13,545	439	13,984
Operating expense adjustment	13,216	15,238	70	15,308

Non-GAAP Income from operations	$21,567	$26,313	$(1,346)	$24,967

GAAP Net loss	$(1,925)	$(3,497)	$(1,316)	$(4,813)
Gross margin adjustment	7,088	13,545	439	13,984
Operating expense adjustment	13,216	15,238	70	15,308
Amortization of deferred financing fees (5)	322	513	—	513
Impact of favorable tax ruling (6)	—	—	—	—
Income tax effect on the above items (7)	(5,097)	(10,197)	(100)	(10,297)

Non-GAAP Net income	$13,604	$15,602	$(907)	$14,695

GAAP Net loss per share	$(0.04)	$(0.08)	$(0.03)	$(0.11)
Non-GAAP adjustments as described above per share, net of tax (1-7)	0.35	0.42	0.01	0.43

Non-GAAP Net income per share	$0.31	$0.34	$(0.02)	$0.32

GAAP Diluted common shares	44,131	45,097	—	45,097
Effect of dilutive securities (8)	467	517	—	517

Non-GAAP Diluted common shares	44,598	45,614	—	45,614

Websense, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

	Nine Months Ended
	September 30, 2009	September 30, 2008
		Previously Reported	Adjustments	As Restated
GAAP Revenue	$234,004	$216,605	$(6,339)	$210,266
Deferred revenue related to SurfControl acquisition (1)	14,390	44,936	1,232	46,168

Non-GAAP Revenue	$248,394	$261,541	$(5,107)	$256,434

GAAP Gross margin	$196,604	$180,709	$(6,301)	$174,408
Deferred revenue related to SurfControl acquisition (1)	14,390	44,936	1,232	46,168
Amortization of acquired technology (3)	9,109	8,827	—	8,827
Restructuring and integration related items (4)	3	996	—	996
Severance charges from Q3 2009 reduction in force	115	—	—	—
Stock-based compensation (2)	1,012	991	28	1,019

Gross margin adjustment	24,629	55,750	1,260	57,010

Non-GAAP Gross margin	$221,233	$236,459	$(5,041)	$231,418

GAAP Operating expenses	$192,114	$205,348	$400	$205,748
Severance charges from Q3 2009 reduction in force	(1,202)	—	—	—
Amortization of other intangible assets (3)	(19,771)	(28,092)	—	(28,092)
Restructuring and integration related items (4)	166	(5,540)	—	(5,540)
Stock-based compensation (2)	(17,400)	(17,010)	(320)	(17,330)

Operating expense adjustment	(38,207)	(50,642)	(320)	(50,962)

Non-GAAP Operating expenses	$153,907	$154,706	$80	$154,786

GAAP Income (loss) from operations	$4,490	$(24,639)	$(6,701)	$(31,340)
Gross margin adjustment	24,629	55,750	1,260	57,010
Operating expense adjustment	38,207	50,642	320	50,962

Non-GAAP Income from operations	$67,326	$81,753	$(5,121)	$76,632

GAAP Net income (loss)	$323	$(17,927)	$(3,198)	$(21,125)
Gross margin adjustment	24,629	55,750	1,260	57,010
Operating expense adjustment	38,207	50,642	320	50,962
Amortization of deferred financing fees (5)	911	1,878	—	1,878
Impact of favorable tax ruling (6)	—	(2,682)	—	(2,682)
Income tax effect on the above items (7)	(22,207)	(38,861)	(1,839)	(40,700)

Non-GAAP Net income	$41,863	$48,800	$(3,457)	$45,343

GAAP Net income (loss) per share	$0.01	$(0.40)	$(0.07)	$(0.47)
Non-GAAP adjustments as described above per share, net of tax (1-7)	0.92	1.47	(0.01)	1.46

Non-GAAP Net income per share	$0.93	$1.07	$(0.08)	$0.99

GAAP Diluted common shares	44,812	45,233	—	45,233
Effect of dilutive securities (8)	—	400	—	400

Non-GAAP Diluted common shares	44,812	45,633	—	45,633

The non-GAAP financial measures included in the tables above are non-GAAP revenues, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share, which adjust for the following items: acquisition related adjustments, stock-based compensation expense, amortization of intangible assets and certain other items. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. The annual operating plan approved by our Board of Directors is based upon non-GAAP financial measures and our management incentive plans also use non-GAAP financial measures as performance objectives. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of these non-financial measures.

(1)	Deferred revenue related to SurfControl. We completed our acquisition of SurfControl in October 2007. At the time of the acquisition, SurfControl had recorded deferred revenue related to subscriptions commenced in the past for which revenue would be recognized in future periods (during the term of the subscription) as revenue recognition criteria are satisfied. The purchase accounting rules required us to write down a significant portion of this deferred revenue to its then current fair value. Consequently, in post acquisition periods, we do not recognize the full amount of this deferred revenue. When measuring the performance of our business, however, we add back non-GAAP revenue associated with the SurfControl deferred revenue that would have been recognized during the relevant accounting period that was excluded as a result of these purchase accounting adjustments, as we believe this provides information about the impact on operations of the acquired business in a manner consistent with the revenue recognition for our pre-existing services. We further believe that the inclusion of non-GAAP revenue enables investors to better understand the impact of the acquisition on the baseline revenue of the combined company and provides useful information to investors on revenue trends impacting the combined business.
(2)	Stock-based compensation. Consists of non-cash expenses for employee stock options, restricted stock units and our employee stock purchase plan determined in accordance with SFAS 123(R). When evaluating the performance of our business and developing short and long-term plans, we do not consider stock-based compensation charges. Although stock-based compensation is necessary to attract and retain quality employees, our consideration of stock-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it is useful to investors to understand the specific impact of the application of SFAS 123(R) on our operating results.
(3)	Amortization of acquired technology and other intangible assets. When conducting internal development of intangible assets (including developed technology, customer relationships, trade-marks, etc.), accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangibles. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.
(4)	Restructuring and integration. We have engaged in various restructuring and integration activities in connection with our acquisitions that have resulted in costs associated with severance, benefits, excess facilities, integration travel, retention bonuses and professional fees. Each restructuring and integration has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in these activities in the ordinary course of our business. We believe that it is important to understand these charges; however, we do not believe that these charges are indicative of future operating results and that investors benefit from an understanding of our operating results without giving effect to them, including in comparison to operating results for periods where no restructuring and integration costs were incurred.
(5)	Amortization of deferred financing fees. This is a non-cash charge that can vary significantly in size and frequency depending on the optional prepayments we make on our senior secured term loan and, therefore, are disregarded by the Company’s management when evaluating our ongoing performance and/or predicting our earnings trends, and excluded by us when presenting our non-GAAP financial measures. Further, we believe it is useful to investors to understand the specific impact of this charge on our operating results.
(6)	Impact of favorable tax ruling. During the first quarter of 2008, we received a favorable state tax ruling regarding unrecognized state income tax benefits. Because the impact is non-recurring, we excluded the impact when presenting non-GAAP financial measures.
(7)	Income tax effect on the above items. This amount adjusts the provision (benefit) for income taxes to reflect the effect of the non-GAAP adjustments on non-GAAP net income.
(8)	Effect of dilutive securities. The effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since we have non-GAAP net income.

Websense, Inc.

Rollforward of GAAP Deferred Revenue

(Unaudited and in thousands)

GAAP deferred revenue balance at June 30, 2009	$335,623
Net billings during third quarter 2009	84,454
Less GAAP revenue recognized during third quarter 2009	(78,601)

GAAP deferred revenue balance at September 30, 2009	$341,476

Websense, Inc.
Rollforward of Non-GAAP Deferred Revenue
(Unaudited and in thousands)

Non-GAAP deferred revenue balance at June 30, 2009	$347,113
Net billings during third quarter 2009	84,454
Less Non-GAAP revenue recognized during third quarter 2009	(82,193)

Non-GAAP deferred revenue balance at September 30, 2009	$349,374

Websense, Inc.
Reconciliation of GAAP to Non-GAAP Deferred Revenue
(Unaudited and in thousands)

GAAP deferred revenue balance at September 30, 2009	$341,476
Addback: Deferred revenue related to SurfControl acquisition	7,898

Non-GAAP deferred revenue balance at September 30, 2009	$349,374